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                                                                    EXHIBIT 1.2





                            APARTMENT INVESTMENT AND
                               MANAGEMENT COMPANY

                            (a Maryland corporation)

                           PLACEMENT AGENCY AGREEMENT





Dated:  March 21, 2002



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                            APARTMENT INVESTMENT AND
                               MANAGEMENT COMPANY

                            (a Maryland corporation)

                           PLACEMENT AGENCY AGREEMENT

                                                                  March 21, 2002

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Apartment Investment and Management Company, a Maryland corporation (the "COMPANY"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH" or the "PLACEMENT AGENT"), to act as exclusive placement agent for the Company, from the date of this agreement (the "AGREEMENT") through the Closing Time (as defined below) (the "ENGAGEMENT PERIOD"), with respect to the issue and sale by the Company to, and the purchase by, Cohen & Steers Quality Income Realty Fund, Inc., a Maryland corporation, and Cohen and Steers Equity Income Fund, Inc., a Maryland corporation (together, the "FUND"), of a total of 1,000,000 shares of the Company's Class R Cumulative Preferred Stock, par value $0.01 per share (the "SECURITIES").

         The Securities will be issued by the Company to the Fund in an aggregate principal amount of $25,770,000. In acting as the Placement Agent, Merrill Lynch will seek to place the securities with the Fund on a reasonable best efforts basis, acting as the Company's agent and not as a principal in the placement of the Securities. Merrill Lynch may separately engage, at its own expense and with the prior approval of the Company, sub-agents as it may deem necessary or appropriate.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-71452) for the registration of the Securities and certain other securities of the Company under the Securities Act of 1933, as amended (the "1933 ACT"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 ACT RULES AND REGULATIONS"). Such registration statement has been declared effective by the Commission and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 434(d) of the 1933 Act Rules and Regulations (the "RULE 434 INFORMATION"), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating


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to the offering of the Securities, in the form first furnished to the Placement
Agent by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 ACT"), prior to the execution of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Rules and Regulations (the "RULE 462(b) REGISTRATION STATEMENT"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Rules and Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "TERM SHEET"), as the case may be, in the form first furnished to the Placement Agent by the Company in reliance upon Rule 434 of the 1933 Act Rules and Regulations, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus that omitted, as applicable, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Rules and Regulations and was used after such effectiveness. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR")

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act, which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         As used herein, the term "Subsidiary" means a corporation or a partnership a majority of the outstanding voting stock, partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, AIMCO Properties, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), or by one or more other Subsidiaries of the Company or the Operating Partnership.

         Section 1. Representations and Warranties.

         (a) Representations and Warranties. The Company and the Operating Partnership, jointly and severally, represent and warrant to and agree with the Placement Agent that:


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         (i) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (ii) (a) Each document, if any, filed or to be filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 ACT RULES AND REGULATIONS"), (b) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (c) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the 1933 Act Rules and Regulations and (d) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein.

         (iii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the direct and indirect subsidiaries, taken as a whole.

         (iv) Each Subsidiary is a corporation, limited partnership, limited liability company or trust, as the case may be, duly organized or formed, is validly existing in good standing under the laws of the jurisdiction of its organization or formation, has the corporate, limited partnership, limited liability company or trust power and authority, as the case may be, to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be in good standing, to have such power and authority or to be so qualified would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all of the issued shares of capital stock, partnership interests, limited liability company membership interests or trust beneficial interests, as the case may be, of each Subsidiary or created by agreements to which such Subsidiaries are parties have been duly and validly authorized and issued (and in the case of capital stock are fully paid and non-assessable); all such shares of


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capital stock, partnership interests, limited liability company membership interests and trust beneficial interests owned or held, directly or indirectly, by the Company are held free and clear of any security interest, lien, adverse claim, equity or other encumbrance (each of the foregoing, a "Lien"), other than Liens described in the Registration Statement or the Prospectus, except with respect to clause (i) and (ii) above, where the failure of such shares of capital stock, partnership interests, limited liability company membership interests or trust beneficial interests being duly and validly authorized or the existence of such Liens would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         (v) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership. The Purchase Agreement between the Company and the Fund dated the date hereof (the "PURCHASE AGREEMENT") has been duly authorized, executed and delivered by the Company.

         (vi) The Company has an authorized capitalization as set forth in the Prospectus. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Securities to be purchased by the Fund from the Company have been duly authorized for issuance and sale to the Fund and, when issued and delivered against the payment of the consideration set forth in the Purchase Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus. The preferred units to be issued by the Operating Partnership in exchange for the net proceeds from the sale of the Securities (the "PREFERRED UNITS") have been duly authorized and, when issued to the Company, will be validly issued. Except as disclosed in the Registration Statement and the Prospectus, and except for options or other securities issued to employees, officers or directors of the Company, the Operating Partnership or a Subsidiary pursuant to a stock-based plan of the Company, the Operating Partnership or a Subsidiary, there are no outstanding options, convertible or exchangeable securities, warrants or other rights calling for the issuance of capital stock of the Company.

         (vii) As of the date hereof, the Company indirectly owns an aggregate approximate 87% partnership interest in the Operating Partnership free and clear of all Liens. A wholly-owned subsidiary of the Company is the sole general partner of the Operating Partnership.

         (viii) The Company has the corporate power and authority to enter into this Agreement and the Purchase Agreement and to issue, sell and deliver the Securities as provided in this Agreement. The Operating Partnership has the power and authority to enter into this Agreement and to issue and deliver the Preferred Units to the Company as provided in Section 3(f) of this Agreement.

         (ix) Neither the Company nor any of the Subsidiaries listed on Schedule I to this Agreement (collectively, the "SPECIFIED SUBSIDIARIES") is in violation of its


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certificate or articles of incorporation or by-laws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents. None of the Subsidiaries (other than the Specified Subsidiaries) is in violation of its certificate or articles of incorporation or by-laws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents, except for such violations which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries is (i) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or any of their respective properties or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound, except, with respect to clauses (i) and (ii) above, for any defaults which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         (x) None of the issuance and sale of the Securities by the Company, the issuance of the Preferred Units by the Operating Partnership, the execution, delivery or performance of this Agreement by the Company and the Operating Partnership, the execution, delivery and performance of the Purchase Agreement by the Company or the consummation by the Company and the Operating Partnership of the transactions contemplated under this Agreement and the Purchase Agreement
(i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the 1933 Act and the 1934 Act and compliance with the securities or Blue Sky or real estate syndication laws of various jurisdictions, to the extent applicable, and the filing of the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act, all of which have been or will be effected in accordance with this Agreement, and except for the filing of the Articles Supplementary (as hereinafter defined) with the SDAT (as hereinafter defined), which filing with the SDAT will be made prior to the Closing Time), or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents of the Company or any of the Specified Subsidiaries, (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents of any of the Subsidiaries (other than the Specified Subsidiaries), except, with respect to clause (iii), for such conflicts, breaches or defaults which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or (iv) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any


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of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any Lien upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except, with respect to clause (iv), for such conflicts, breaches, defaults, violations or Liens which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         (xi) Except as disclosed in the Registration Statement and the Prospectus, (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole.

         (xii) Ernst & Young LLP, which has certified the consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act.

         (xiii) The financial statements, together with related schedules and notes, of the Company included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

         (xiv) To the knowledge of the Company and the Partnership, the audited consolidated financial statements and unaudited interim financial statements (the "CASDEN FINANCIAL STATEMENTS") listed in Section 4.4(a) of the Disclosure Letter (the "CASDEN DISCLOSURE LETTER") to the Agreement and Plan of Merger, dated as of December 3, 2001, by and among the Company, Casden Properties Inc. ("CASDEN") and XYZ Holdings LLC have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto, and except for the absence of notes in the case of unaudited statements) and fairly present in all material respects the financial position of the applicable entities (or consolidated group of entities) referenced therein as of the dates


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thereof and the results of their operations and cash flows for the periods then ended, subject to normal recurring audit and year-end adjustments, in the case of the unaudited interim financial statements.

         (xv) To the knowledge of the Company and the Operating Partnership, the schedules attached as Section 4.4(b) of the Casden Disclosure Letter present fairly, in all material respects, on a pro forma basis the financial position of Casden and its subsidiaries, on a consolidated basis, as of December 31, 2000 and June 30, 2001, and the results of operations on a pro forma basis of Casden and its subsidiaries, on a consolidated basis, for the twelve months and six months then ended, in each case after giving effect to the transactions and adjustments disclosed therein.

         (xvi) The Company is not required to include in the Prospectus or the Registration Statement any historical financial statements of Casden or any pro forma financial statements reflecting the merger of Casden with and into the Company or the related transactions described in the Merger Agreement pursuant to Regulation S-X under the 1933 Act. The Company is not required, as a result of the merger of Casden with and into the Company or the related transactions described in the Merger Agreement, to file a Current Report on Form 8-K including any historical financial statements of Casden or any pro forma financial statements reflecting the merger of Casden with and into the Company or the related transactions described in the Merger Agreement pursuant to Regulation S-X.

         (xvii) There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened against the Company or any of the Subsidiaries or to which any of the properties of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus that are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

         (xviii) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Rules and Regulations except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein.

         (xix) Except as disclosed in the Registration Statement and the Prospectus, each of the Company and each of the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and


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conditions of any such permit, license or approval, except with respect to (i),
(ii) and (iii) above, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         (xx) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties or in connection with off-site disposal of hazardous waste) which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         (xxi) Except as disclosed in the Registration Statement and the Prospectus, there are no unwaived contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to include any securities of the Company or the Operating Partnership with the securities registered pursuant to the Registration Statement.

         (xxii) Except as disclosed in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, nor entered into any transaction not in the ordinary course of business, in either case, that is material to the Company and the Subsidiaries, taken as a whole; (ii) the Company has not purchased any of its outstanding capital stock, (iii) the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiaries, taken as a whole.

         (xxiii) (i) The Company and the Subsidiaries have good and marketable title in fee simple to all parcels of real property (except for those easement parcels that are appurtenant to the real property owned in fee simple by the Company and the Subsidiaries) and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except where the failure to have good and marketable title or such Liens would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole, (ii) any real property and buildings held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases, except where failure to hold such property and buildings under valid, subsisting and enforceable leases would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole, (iii) the construction, management or operation of the buildings, fixtures and other improvements located on the apartment properties owned or controlled by the Company or the Subsidiaries ("OWNED PROPERTIES"), as presently conducted or existing is not in


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violation of any applicable building code, zoning ordinance or other law or regulation, except where any such violation would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, (iv) neither the Company nor any of the Subsidiaries has received notice of any proposed special assessment or any proposed change in any property tax, zoning or land use laws affecting all or any portion of the Owned Properties, except where any such assessment or change would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, (v) there do not exist any violations of any declaration of covenants, conditions and restrictions with respect to any of the Owned Properties, nor is there any existing state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation, except where any such violation would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and (vi) the improvements comprising any portion of the Owned Properties (the "IMPROVEMENTS") are free of any and all material physical, mechanical, structural, design and construction defects and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of material defects, except for any such defects or failures to be in good condition or proper working order which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         (xxiv) There is no strike or work stoppage existing or, to the knowledge of the Company and the Operating Partnership, threatened against the Company or any Specified Subsidiary. The Company does not have any knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company or any of the Subsidiaries where such departure would have a material adverse effect on the Company and the Subsidiaries, taken as a whole. Except as disclosed in the Registration Statement and the Prospectus, the Company has not established, sponsored, maintained, made any contributions to or been obligated by law to establish, maintain, sponsor or make any contributions to any "employee pension benefit plan" or "employee welfare benefit plan" (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, any "multi-employer plan." The Company is in compliance with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA, except where the failure to so comply would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         (xxv) The Subsidiaries have obtained Extended Coverage Owner's Policies of Title Insurance, to the extent available in the pertinent jurisdiction (other than in connection with real property located in Texas, with respect to which the Company and its direct and indirect subsidiaries have obtained Texas Form T-1 Policies of Title Insurance) from title insurers of recognized financial responsibility on all of the Owned Properties and such policies are in full force and effect, except where any such failure to obtain title insurance or to have such policies in full force and effect would not, singly or

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in the aggregate, have a material adverse effect on the Company and the
Subsidiaries, taken as a whole.

         (xxvi) The Company and the Subsidiaries self insure, or are insured by insurers of recognized financial responsibility, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew that coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         (xxvii) The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement and the Prospectus or other materials, if any, permitted by the 1933 Act.

         (xxviii) (i) The Company and each of the Subsidiaries have such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, (ii) the Company and each of the Subsidiaries have fulfilled and performed all of their respective material obligations with respect to such permits and to the Company's knowledge no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus, and (iii) except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries, except, with respect to clauses (i), (ii) and (iii) above, for any such failure to obtain permits or failure to fulfill or perform obligations, or the occurrence of events, or such restrictions that would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         (xxix) The Company and each of the Subsidiaries have filed or caused to be filed all federal, state, local, foreign and other tax returns, reports, information returns and statements (except for returns, reports, information returns and statements the failure to file which will not have a material adverse effect on the Company and the Subsidiaries taken as a whole) required to be filed by them. The Company and each of the Subsidiaries have paid or caused to be paid all taxes (including interest and penalties) that are shown as due and payable on such returns or claimed in writing by any taxing authority to be due and payable with respect to such returns, except those which are being contested by them in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on their books in accordance with generally accepted accounting principles consistently applied or those which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The Company and each of the Subsidiaries do not have any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by it in accordance with generally accepted accounting principles consistently applied or those which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole. Federal and state income tax returns for the Company and each of the Subsidiaries have not been audited by the Internal Revenue Service or state authorities; provided, however, (i) the 1997 Federal income tax return of NHP Management Company was accepted by the Internal Revenue Service as filed, (ii) an Internal Revenue Service audit of the Federal income tax returns of Insignia Financial Group, Inc. and its subsidiaries ("Insignia") for the tax periods ended December 31, 1996, December 31, 1997 and October 1, 1998 (i.e., the short tax year of Insignia ending when Insignia was merged with and into the Company) was concluded in 2001, (iii) various state income tax returns of the Company and/or the Subsidiaries are currently under examination, and (iv) various partnership affiliates are under examination by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's or any of the Subsidiaries' federal, state, local, foreign or other tax returns is pending or, to the best of the Company's knowledge, threatened in writing. There is no tax lien, whether imposed by any federal, state, local or other tax authority, outstanding against the assets, properties or business of the Company other than statutory liens in respect of taxes that are not delinquent. There are no applicable taxes, fees or other governmental charges payable by the Company or any of the Subsidiaries in connection with the execution and delivery of this Agreement or the issuance by the Company of the Securities.

         (xxx) Neither the Company nor the Operating Partnership is now, and after the sale of the Securities and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," neither of them will be, an "investment company" (as such term is defined in the Investment Company Act of 1940, as amended).

         (xxxi) The Company has since July 29, 1994 been organized and qualified as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "CODE"), has elected to be taxed as a REIT under the Code for the taxable years ended December 31, 1994 through December 31, 2001, and currently expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2002 and succeeding taxable years.

         (xxxii) The Company intends to apply to have the Securities listed on the New York Stock Exchange.

         (xxxiii) The Company for itself and on behalf of each Specified Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 2. Placement Agent Fees.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to pay Merrill Lynch a fee (the "FEE"), based upon the aggregate amount of Securities sold, as calculated in accordance with the provisions of this Section for its services pursuant to this Agreement. The Fee will be equal to 2.0% of the purchase price of all Securities sold to the Fund pursuant to this Agreement.

         (b) On the date on which the Fund purchases the Securities from the Company in accordance with this Agreement (the "CLOSING TIME"), the Company shall pay the Fee to the Placement Agent in cash by wire transfer of immediately available funds to a bank account designated by the Placement Agent.

         (c) If during the Engagement Period, unless terminated pursuant to
Section 9(a) of this Agreement (in which case the provisions of such Section shall apply), the Company sells Securities or other equity interests in the Company, to any purchaser besides the Fund, the Company will pay Merrill Lynch a fee with respect to all such sales of Securities or other equity interests as calculated in accordance with the provisions of this Section.

         Section 3. Covenants of the Company. Each of the Company and the Operating Partnership covenants with the Placement Agent as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company will comply with the requirements of Rule 434 of the 1933 Act Rules and Regulations, if and as applicable, and will notify the Placement Agent immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement, or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Rules and Regulations and the 1934 Act and the 1934 Act Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Placement Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Rules and Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request.

         (c) Blue Sky Qualifications. To the extent required based on the written opinion of counsel to the Placement Agent, the Company will use its best efforts, in cooperation with the Placement Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agent may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (d) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (e) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Rules and Regulations.

         (f) Use of Proceeds. The Company shall contribute the net proceeds from the sale of the Securities to the Operating Partnership. The Operating Partnership shall apply such net proceeds substantially in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus. In exchange for the contribution of such net proceeds, at the Closing Time, the Operating Partnership will issue the Preferred Units to the Company. The terms of such Preferred Units will be substantially equivalent to the economic terms of the Securities.

         (g) REIT Qualification. The Company will use its best efforts to continue to meet the requirement to qualify as a "real estate investment trust" under the Code for each of its taxable years for so long as the Company's board of directors deems it in the best interests of the Company's shareholders to remain so qualified.

         (h) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

         (i) No Manipulation of Market for Securities. Except for the authorization of actions permitted to be taken by the Placement Agent as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and (b) until the Closing Time,
(i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (j) Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

         Section 4. Payment of Expenses.

         (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and each amendment thereto, (ii) the preparation and delivery to the Placement Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent in connection therewith, (v) the printing and delivery to the Placement Agent of copies of each of the preliminary prospectus, Prospectus and any amendments or supplements thereto,
(vi) the fees and expenses of any transfer agent or registrar for the Securities and (vii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

         (b) Termination of Agreement. If this Agreement is terminated by the Placement Agent in accordance with the provisions of Section 5 or Section 9(a), the Company shall reimburse the Placement Agent for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Placement Agent.

         Section 5. Conditions of Placement Agent's Obligations. The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by the Company or the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Placement Agent. A prospectus shall have been filed with the Commission in accordance with Rule 424(b) or a post-effective amendment providing such information shall have been filed and declared effective, or, if the Company has elected to rely upon Rule 434 of the 1933 Act Rules and Regulations, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinions of Skadden, Arps, Slate, Meagher & Flom LLP. At Closing Time, the Placement Agent shall have received (i) the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Placement Agent, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Placement Agent may reasonably request and (ii) the favorable tax opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance satisfactory to counsel for the Placement Agent, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Placement Agent may reasonably request.

         (c) Opinion of Piper Marbury Rudnick & Wolfe LLP. At Closing Time, the Placement Agent shall have received the favorable opinion, dated as of Closing Time, of Piper Marbury Rudnick & Wolfe LLP, counsel for the Company, in form and substance satisfactory to counsel for the Placement Agent, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Placement Agent may reasonably request.

         (d) Opinion of Joel F. Bonder. At Closing Time, the Placement Agent shall have received the favorable opinion, dated as of Closing Time, of Joel F. Bonder, the Company's Executive Vice President of Legal and Regulatory Affairs, in form and substance satisfactory to counsel for the Placement Agent, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Placement Agent may reasonably request.

         (e) Opinion of Designated Underwriter's Counsel. At Closing Time, the Placement Agent shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown, Rowe & Maw, designated underwriter's counsel for the Company, covering the matters referred to in paragraphs (i), (ii), (vi), (viii) and (ix) and the last paragraph of Exhibit A. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Placement Agent. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.

         (f) Officers' Certificate. At Closing Time, (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities as of the date of this Agreement by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act and (ii) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company, the Operating Partnership, and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Placement Agent shall have received (1) a certificate of the President or a Vice President of the Company and of the chief financial officer of the Company, and
(2) a certificate of the President or a Vice President of AIMCO-GP, Inc., the General Partner of the Operating Partnership, and of the chief financial officer of the General Partner of the Operating Partnership, each dated as of Closing Time, and each to the effect that (i) there has been no such downgrading, (ii) there has been no such material adverse change, (iii) the representations and warranties in Section 1(a) hereof of the Company or the Operating Partnership, as the case may be, are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iv) the Company or the Operating Partnership, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Placement Agent shall have received from Ernst & Young a letter dated such date, in form and substance satisfactory to the Placement Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (h) Bring-down Comfort Letter. At Closing Time, the Placement Agent shall have received from Ernst & Young a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (j) Articles Supplementary. The Company shall have duly filed the articles supplementary (the "ARTICLES SUPPLEMENTARY") designating the Securities with the State Department of Assessments and Taxation of Maryland (the "SDAT").

         (k) Additional Documents. At Closing Time, counsel for the Placement Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent.

         (l) Termination of Agreement. If any condition specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 12 shall survive any such termination and remain in full force and effect.

         Section 6. Indemnification.

         (a) Indemnification of Placement Agent. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Operating Partnership shall be required under this subsection (a)(i) to indemnify the Placement Agent with respect to any preliminary prospectus to the extent that any loss, claim, damage or expense of the Placement Agent results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such preliminary prospectus which untrue statement or omission was corrected in the Prospectus and which corrected Prospectus was furnished by the Company to the Placement Agent but was not sent or given by the Placement Agent to the purchaser of the Securities at or prior to the written confirmation of such sale.

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Placement Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company, Directors and Officers. The Placement Agent severally agrees to indemnify and hold harmless the Company and the Operating Partnership, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any officer, director, trustee, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Placement Agent, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action;

provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Placement Agent on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Placement Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Operating Partnership on the one hand and the Placement Agent on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Fee received by the Placement Agent.

         The relative fault of the Company and the Operating Partnership on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Operating Partnership and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities placed by it exceeds the amount of any damages which the Placement Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Placement Agent, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. For purposes of this
Section 7, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

         Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Fund.

         Section 9. Termination of Agreement.

         (a) Termination; General. The Placement Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case, the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 12 shall survive such termination and remain in full force and effect.

         Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to the Placement Agent at North Tower, World Financial Center, New York, New York 10281-1201, attention of David Khoury; notices to the Company and the Operating Partnership shall be directed to it at Apartment Investment and Management Company, Colorado Center, Tower Two, 2000 South Colorado Boulevard, Suite 2-1000, Denver, Colorado 80222, attention of Mr. Paul McAuliffe.

         Section 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent, the Company and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Placement Agent shall be deemed to be a successor by reason merely of such purchase.

         Section 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         Section 13. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Placement Agent, the Company and the Operating Partnership in accordance with its terms.

                                       Very truly yours,

                                       APARTMENT INVESTMENT AND
                                       MANAGEMENT COMPANY

                                       By: /s/ Paul J. McAuliffe
                                          -------------------------------------
                                          Name:  Paul J. McAuliffe
                                          Title: Executive Vice
                                                 President, Chief
                                                 Financial Officer


                                       AIMCO PROPERTIES, L.P.

                                       By:  AIMCO-GP, INC., its general partner


                                       By: /s/ Paul J. McAuliffe
                                          -------------------------------------
                                          Name:  Paul J. McAuliffe
                                          Title: Executive Vice
                                                 President, Chief
                                                 Financial Officer


CONFIRMED AND ACCEPTED,
         as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED

By: /s/ Mark Landau
   ---------------------------------------------------------
         Authorized Signatory

                                 SCHEDULE I

                             SPECIFIED SUBSIDIARIES

Delaware Corporations

1.       AIMCO-GP, Inc.
2.       AIMCO-LP, Inc.
3.       AIMCO/Bethesda Holdings, Inc.

Delaware Limited Partnerships

1.       AIMCO Properties, L.P.
2.       Casden Properties Operating Partnership, L.P.

D.C. Corporations

1.       NHP Management Company

                                                                       EXHIBIT A

                       FORM OF OPINION OF SKADDEN, ARPS,
                           SLATE, MEAGHER & FLOM LLP
                          PURSUANT TO SECTION 5(b)(i)

                  (i) This Agreement has been duly authorized, executed and delivered by the Operating Partnership.

                  (ii) The Operating Partnership has partnership power and authority to enter into this Agreement and to issue and deliver to the Company the Preferred Units to be issued and delivered by the Operating Partnership as provided in this Agreement.

                  (iii) None of the issuance and sale by the Company of the Securities, the issuance of the Preferred Units by the Operating Partnership, or the execution, delivery and performance by the Company or the Operating Partnership of their respective obligations under the Transaction Agreements (as defined in such counsel's opinion) will (i) conflict with or constitute a breach of, or default under, the certificate of incorporation of AIMCO-GP, Inc. or AIMCO-LP, Inc. or the certificate of limited partnership or limited partnership agreement of the Operating Partnership, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (iii) violate or conflict with, or result in any contravention of, any Applicable Order. Such counsel need not express any opinion, however as to (a) whether the execution, delivery or performance by the Company or the Operating Partnership of the Transaction Agreements will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or the Operating Partnership or (b) the enforceability of any of the Applicable Contracts. "Applicable Order" means those judgments, orders or decrees identified in paragraph __ to the Company Certificate. "Applicable Contract" means those agreements or instruments identified in Annex B to the Company Certificate.

                  (iv) No Governmental Approval which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with the consummation of the transactions contemplated by the Transaction Agreements, except such as may be required under the Act or the 1934 Act. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company or the Operating Partnership pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of the involvement of any other party (other than the Company or the Operating Partnership) in the transactions contemplated by the Transaction Agreements or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties.

                  (v) To such counsel's knowledge, no holder of any security of the Company or the Operating Partnership has any right that has not been waived under any of the Registration Rights Agreements listed on Annex C to the Company Certificate attached to such counsel's opinion to require registration of any security of the Company or the Operating Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by the Transaction Agreements.

                  (vi) The Registration Statement has become effective under the 1933 Act, and such counsel has been advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission. The Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Securities Act.

                  (vii) Neither the Company nor the Operating Partnership is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company."

                  (viii) Each of the documents incorporated by reference into the Registration Statement and the Prospectus (the "INCORPORATED DOCUMENTS"), when it was filed, appeared on its face to be appropriately responsive in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations of the Commission thereunder, except that such counsel need not express any opinion as to the financial statements, including pro forma financial statements, and related notes and schedules and other financial or statistical data included therein or omitted therefrom or the exhibits thereto.

                  (ix) The Registration Statement, as of the date of the filing of the Company's 2001 Annual Report on Form 10-K, and as of the pricing date, and the Prospectus, as of the date of the Prospectus appeared on their faces to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Rules and Regulations, except that in each case such counsel need not express any opinion as to the financial statements, including pro forma financial statements, and schedules and other financial or statistical data included or incorporated by reference therein or excluded therefrom, or the exhibits thereto, and, except to the extent expressly stated in such counsel's opinion relating to certain tax matters delivered pursuant to Section 5(b)(ii) of this Agreement, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

         In addition, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Placement Agent and counsel for the Placement Agent, at which the contents of the Registration Statement and the Prospectus (including the Incorporated

Documents) and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (including the Incorporated Documents), except as set forth in such counsel's opinion relating to certain tax matters delivered pursuant to Section 5(b)(ii) of this Agreement, and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement (including the Incorporated Documents), at the time it became effective and as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion or belief with respect to the financial statements, including pro forma financial statements, the schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement.

                                                                       EXHIBIT B

                             FORM OF TAX OPINION OF
                          SKADDEN, ARPS, SLATE, MEAGHER
                           & FLOM LLP TO BE DELIVERED
                          PURSUANT TO SECTION 5(b)(ii)

         (i) Commencing with the Company's initial taxable year ended December 31, 1994, the Company was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, the Company to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, the Company's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which will not be reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

         (ii) Although the discussion set forth in the Prospectus under the caption "Certain Federal Income Tax Considerations" does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership, and disposition of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the purchase, ownership and disposition of the Securities by a holder who purchases such Securities, subject to the qualifications set forth therein. The United States Federal income tax consequences of an investment in the Securities by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Certain Federal Income Tax Considerations" as applied to any particular holder.

                                                                       EXHIBIT C


                        FORM OF OPINION OF PIPER MARBURY
                               RUDNICK & WOLFE LLP
                            TO BE DELIVERED PURSUANT
                                 TO SECTION 5(c)

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                  (ii) The Company has the corporate power and authority to own, lease, and operate its properties and to conduct its business as described in its Charter (as defined in such counsel's opinion).

                  (iii) The Securities to be purchased by the Fund from the Company have been duly authorized for issuance and sale to the Fund and, when issued and delivered by the Company against payment of consideration set forth in the Purchase Agreement, will be duly and validly issued, fully paid, and non-assessable and free of any preemptive right (or, to such counsel's knowledge, similar rights) that are contained in the Company's Charter or arising under the Maryland General Corporation Law that entitle or will entitle any person to acquire any of the Securities upon issuance thereof by the Company.

                  (iv) The Company has corporate power and authority to enter into this Agreement and the Purchase Agreement and to issue, sell and deliver to the Fund the Securities to be issued and sold by the Company pursuant to this Agreement and the Purchase Agreement.

                  (v) This Agreement and the Purchase Agreement have each been duly authorized by all necessary corporation action on the part of the Company and, assuming that they have been executed and delivered by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or any Vice President of the Company, have been duly executed and delivered by the Company.

                  (vi) The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the captions "Description of Preferred Stock", "Description of Class A Common Stock," "Provisions of Maryland Law Applicable to Preferred Stock, Equity Stock and Class A Common Stock," "Description of Outstanding Classes of Preferred Stock" and "Description of Class R Preferred Stock," in so far as such description relates to the Company's Charter and By-Laws (as defined in such counsel's opinion) and the Maryland General Corporation Law.

                  (vii) The form of certificates evidencing the Securities is in due and proper form and complies in all material respects with the requirements of the Maryland General Corporation Law.

                  (viii) Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement or the Purchase Agreement by the Company nor the consummation by the Company of the transactions contemplated thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official of the State of Maryland (other than the filing of the Articles Supplementary relating to the Securities with the SDAT), (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Charter or By-Laws of the Company, or (iii) violates or will violate any statute, law, regulation, filing, judgment, injunction, order or decree of the State of Maryland known to us, applicable to the Company or any of its properties.

                  (ix) The statements under the caption "Description of Class R Preferred Stock" in the Prospectus, insofar as such statements constitute a summary of legal matters, documents, or proceedings referred to therein, are accurate summaries and fairly and correctly present the information called for with respect to such legal matters, documents, or proceedings in all material respects.

                  (x) The statements in Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of Maryland statutes or provisions of the Charter or By-Laws of the Company referred to therein, are accurate in all material respects.

                  (xi) To such counsel's knowledge, the Company is not (i) in violation of its Charter or By-Laws, or (ii) in breach of any applicable statute, rule or regulation or any writ, order or decree of any court or governmental agency or body of the State of Maryland having jurisdiction over the Company or its properties.

                  (xii) To such counsel's knowledge, there are no material legal or governmental proceedings pending or threatened in the State of Maryland against the Company, or to which the Company or any of its properties is subject.

                                                                       EXHIBIT D

                               FORM OF OPINION OF
                                 JOEL F. BONDER
                            PURSUANT TO SECTION 5(d)

                  (i) Each of the Specified Subsidiaries listed on Schedule A under the caption "Delaware corporation" (collectively, the "Delaware Corporations") has been duly incorporated under the Delaware General Corporation Law ("DGCL"). AIMCO Properties, L.P. has been duly organized or formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act ("DRULPA"). NHP Management Company has been duly incorporated under the laws of the District of Columbia. Each of the Specified Subsidiaries is a corporation or a limited partnership, as the case may be, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and has corporate or limited partnership power, as the case may be, to own, lease and operate the properties that to such counsel's knowledge are currently owned by it and to conduct its business as described in the Registration Statement and the Prospectus.

                  (ii) The Transaction Agreements (as defined in such counsel's opinion) have been duly executed and delivered by the Company, assuming the authorization thereof by the Company.

                  (iii) All of the outstanding shares of capital stock of AIMCO-GP, Inc. and AIMCO-LP, Inc. have been validly issued and, to the best of such counsel's knowledge, are fully paid and non-assessable and are owned of record by the Company. All of the outstanding units of limited partnership interests issued by the Operating Partnership subsequent to July 29, 1994, including, without limitation, the Preferred Units, have been validly issued and, to the best of such counsel's knowledge, are owned of record by the Company or one or more subsidiaries of the Company, except, with respect to the Operating Partnership, for units of limited partnership held by third parties. All of the outstanding units of limited partnership interests issued by Casden Properties Operating Partnership, L.P. have been validly issued and, to the best of my knowledge, are owned of record by the Operating Partnership or one or more subsidiaries of the Company. All of the outstanding shares of capital stock of AIMCO/Bethesda Holdings, Inc. and NHP Management Company have been validly issued and, to the best of such counsel's knowledge, are fully paid and non-assessable and are owned of record by the Operating Partnership except with respect to no more than one percent of the outstanding shares of capital stock of each of AIMCO/Bethesda Holdings, Inc. and NHP Management Company owned of record by third parties.

                  (iv) To such counsel's knowledge, based solely upon discussions with, and representations from, officers and other representatives of the Company, and upon such counsel's review of the Applicable Contracts, all of the shares of the corporation listed as items 1, 2, 3 and 6 on Schedule A to such counsel's opinion, and all of the limited partnership interests of the limited partnerships listed as items 4 and 5 on Schedule A to such counsel's opinion, that are owned, directly or indirectly, by the Company, are owned free and clear of any security interests, liens, adverse claims, equities or other encumbrances, except that (i) certain of the shares of Series A Preferred Stock of AIMCO/Bethesda Holdings, Inc. are pledged pursuant to a Borrowers Pledge Agreement, dated as of March 11, 2002, by and between the Pledgors (the Operating Partnership, the Company, AIMCO/Bethesda Holdings, Inc., AIMCO GP, Inc., AIMCO GP LA, L.P., AIMCO Investment Services, Inc., AIMCO LA QRS, Inc., AIMCO LP LA, L.P., Casden Properties Operating Partnership, L.P., AIC REIT Properties LLC and NHP Management Company) and Bank of America N.A., as Administrative Agent for and representative of the financial institutions party to the Fourth Amended and Restated Credit Agreement, dated as of March 11, 2002, by and among the Company, the Operating Partnership, NHP Management Company, AIMCO/Bethesda Holdings, Inc., Bank of America N.A., Fleet National Bank, First Union National Bank, and the other financial institutions party thereto, and (ii) certain of the shares of Series A Preferred Stock of NHP Management Company are pledged pursuant to a Borrowers Pledge Agreement, dated as of March 11, 2002, by and between the Pledgors (the Operating Partnership, the Company, AIMCO/Bethesda Holdings, Inc., AIMCO GP, Inc., AIMCO GP LA, L.P., AIMCO Investment Services, Inc., AIMCO LA QRS, Inc., AIMCO LP LA, L.P., Casden Properties Operating Partnership, L.P., AIC REIT Properties LLC and NHP Management Company) and Lehman Commercial Paper, Inc., as Administrative Agent for and respective of the financial institutions party to the Interim Credit Agreement, dated as of March 11, 2002, by and among the Company, the Operating Partnership, NHP Management Company, Lehman Commercial Paper, Inc., and the other financial institutions party thereto.

                  (v) The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its direct and indirect subsidiaries, taken as a whole.

                  (vi) To such counsel's knowledge, the Company possesses the Governmental Licenses and the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. "Governmental Licenses" means such permits licenses, franchises or authorizations from governmental or regulatory authorities as are necessary under Applicable Laws for the Company and its direct and indirect subsidiaries to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus.

                  (vii) None of the issuance and sale by the Company of the Securities, the issuance of the Preferred Units by the Operating Partnership, the execution, delivery and performance by the Company or the Operating Partnership of their respective obligations under the Transaction Agreements or the execution, delivery and performance by the Company of its obligations under the Purchase Agreement, will violate or conflict with, or result in any contravention of, any judgment, decree or order known to such counsel of any federal or state governmental authority entered in any proceedings to which the Company or any Specified Subsidiary is a party or by which its property is bound.

                  (viii) Neither the issuance and sale by the Company of the Securities nor the execution, delivery and performance by the Company of its obligations under the Transaction Agreements will violate or conflict with, or result in any contravention of, any judgment, decree or order known to me of any federal or state governmental authority entered in any proceedings to which the Company or any Specified Subsidiary is a party or by which its property is bound.

                  (ix) The statements in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

                  (x) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of the Specified Subsidiaries is a party or to which any of the properties of the Company or any of the Specified Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

         In addition, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Placement Agent and counsel for the Placement Agent, at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (including the Incorporated Documents), and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement (including the Incorporated Documents), at the time it became effective and as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the Incorporated Documents), as of the date of the Prospectus and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion or belief with respect to the financial statements, including pro forma financial statements, the schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement.